UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2021

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of Principal Executive Offices)	23113 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 897-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $4.00 per share	VBFC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2021, Village Bank (the “Bank”), the wholly-owned bank subsidiary of Village Bank and Trust Financial Corp. (the “Company”), approved a new Supplemental Executive Retirement Plan (the “New SERP”) for James E. Hendricks, Jr., President and Chief Executive Officer of the Company and the Bank, effective as of December 30, 2020.

The New SERP was approved in recognition of the increase in responsibilities associated with Mr. Hendricks’s promotion to President and Chief Executive Officer on August 14, 2020. Under the New SERP, Mr. Hendricks will be entitled to receive $2,083.33 per month for a period of 15 years commencing on the later of (i) the first day of the month following the date of his retirement or other termination of employment, or (ii) November 1, 2023; plus $4,166.66 per month for five years, commencing the first month after the initial 15-year period. The benefit under the New SERP is subject to vesting and requires Mr. Hendricks to remain employed by the Company for a term of 90 months beginning December 31, 2020 (“Service Requirement”). In general, if Mr. Hendricks’ employment terminates for any reason other than death or disability prior to completion of the Service Requirement, then Mr. Hendricks will be entitled to a reduced monthly benefit based on the portion of the Service Requirement completed. If Mr. Hendricks dies or becomes disabled (as defined in the New SERP), or a change in control (as defined in the New SERP) of the Company occurs, in each case before Mr. Hendricks completes the Service Requirement, then the benefit under the New SERP will accelerate and vest notwithstanding the Service Requirement.

The retirement benefit under the New SERP is in addition to, and not in lieu of, the Bank’s Supplemental Executive Retirement Plan, as amended and restated through November 28, 2018 (the “Existing SERP”), pursuant to which Mr. Hendricks is fully-vested in a benefit of $2,083.33 per month for 15 years beginning the first month after his retirement or as otherwise provided under the Existing SERP.

The foregoing summary description of the New SERP is qualified in its entirety by reference to the New SERP, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is filed herewith

Exhibit No.	Description of Exhibit

10.1	Village Bank 2020 Supplemental Executive Retirement Plan for James E. Hendricks, Jr., effective December 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP. (Registrant)

Date: March 2, 2021	By:	/s/ Donald M. Kaloski, Jr.
Donald M. Kaloski, Jr.
Executive Vice President and CFO

4